Webxu Announces Acquisition of Lot6 Media

LOS ANGELES, California – November 16, 2011 – Webxu, Inc. (WBXU), a media company that owns and operates consumer branded web properties focused on Customer Acquisition, E-Commerce and Social Media, today announced the acquisition of Lot6 Media, Inc., an online marketing company that provides a variety of Customer Acquisition based solutions for online businesses, agencies and marketers through its wholly owned business Lot6 Media, LLC.

“Through branded online properties, Lot6 Media is extremely efficient at delivering quality offerings to targeted consumers. With experienced management and a scalable customer acquisition technology platform, the company is an excellent fit in our overall growth strategy”, commented Matt Hill, Webxu CEO.

Lot6 Media has established a successful position in the estimated $1.6 billion Customer Acquisition segment of the online advertising market. Through September 2011, the unaudited financial statements for Lot6 Media list revenue of approximately $16.4 million with EBITDA of approximately $3.2 million. Lot6 Media focuses on delivering targeted consumers through their portfolio of branded properties in multiple industries. With strong client relationships and quality consumer traffic, Lot6 Media is capable of maximizing efficiencies. Their in-house optimization technology delivers relevant offers to consumers resulting in superior conversion rates for their clients.

“Webxu has a compelling growth story and we are very excited to become a part of it”, said Spencer Henry, CEO of Lot 6 Media, LLC. “We see a tremendous opportunity to capitalize on potential synergies between Webxu and Lot6”.

For additional information, please see the 8-K filed in connection with this transaction.

About Webxu, Inc.
Webxu, Inc. (WBXU) is a media company that owns and operates consumer branded web properties focused on Customer Acquisition, E-Commerce and Social Media. Through its portfolio of web properties, Webxu connects consumers with financial services, insurance, higher education, electronics and other offerings. Webxu is headquartered in Los Angeles, CA. For more information about Webxu visit http://www.webxu.com.

About Lot6 Media LLC
Lot6 Media is an online marketing company that provides a variety of Customer Acquisition based solutions for online businesses, agencies and marketers. Lot6 Media’s in-house optimization technology efficiently processes real-time demographic data to ensure the most relevant offers for clients, thereby maximizing traffic profitability. For more information about Lot6 Media, visit http://www.lot6media.com.

Webxu Media Contact
Michelle Stoler
michelle@webxu.com

Cautionary Language Regarding Forward Looking Statements
This release and any attachments contain forward-looking statements within the meaning of the “safe harbor” provisions of the Federal securities laws, including Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties. Words such as "will," "believe," "intend," "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results and strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company's ability to deliver an adequate rate of growth and manage such growth; the impact of changes in government regulation and industry standards; the Company's ability to maintain and increase the number of visitors to its websites; the Company's ability to identify and manage acquisitions; the impact of the current economic climate on the Company's business; the Company's ability to attract and retain qualified executives and employees; the Company's ability to compete effectively against others in the online marketing and media industry; the impact and costs of any failure by the Company to comply with government regulations and industry standards; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company's business and financial results is contained in the Company's latest annual report. These forward looking statements are made as of today’s date and, except as otherwise required by law, the Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof.